                                                                   EXHIBIT 10.26




                          IDENIX PHARMACEUTICALS, INC.

                              AMENDED AND RESTATED

                             STOCKHOLDERS' AGREEMENT

                                    [ ], 2004

                                TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           ----
SECTION 1 DEFINITIONS...................................................................................      1
     1.1      Definitions...............................................................................      1

SECTION 2 REGISTRATION RIGHTS...........................................................................      8
     2.1      Requested Registration....................................................................      8
     2.2      Company Registration......................................................................     11
     2.3      Expenses of Registration..................................................................     12
     2.4      Registration Procedures...................................................................     12
     2.5      Registration on Form S-3..................................................................     15
     2.6      Indemnification...........................................................................     16
     2.7      Information by the Participating Holders..................................................     19
     2.8      Rule 144 Reporting........................................................................     19
     2.9      Transfer of Registration Rights...........................................................     20
     2.10     General...................................................................................     20
     2.11     Other Registration Rights.................................................................     20
     2.12     Mergers, Etc..............................................................................     21
     2.13     Termination...............................................................................     21

SECTION 3 COVENANTS OF THE COMPANY AND THE PURCHASERS...................................................     21
     3.1      Company Covenants.........................................................................     21
     3.2      Purchaser Covenants.......................................................................     22
     3.3      Novartis' Approval Rights.................................................................     23
     3.4      Standstill................................................................................     25

SECTION 4 STOCK SUBSCRIPTION RIGHTS.....................................................................     26
     4.1      Right to Purchase.........................................................................     26
     4.2      Price.....................................................................................     28
     4.3      Closing...................................................................................     28
     4.4      Securities Issued as Equity Incentives....................................................     28
     4.5      Novartis's Special Subscription Rights.  (a)..............................................     28

SECTION 5 MISCELLANEOUS.................................................................................     29
     5.1      Survival..................................................................................     29
     5.2      Amendments and Waivers....................................................................     29
     5.3      Successors and Assigns....................................................................     30
     5.4      Entire Agreement..........................................................................     30
     5.5      Notices...................................................................................     30
     5.6      Severability..............................................................................     32
     5.7      Counterparts..............................................................................     32
     5.8      Titles and Subtitles......................................................................     32
     5.9      Nouns and Pronouns........................................................................     32
     5.10     Remedies..................................................................................     32
     5.11     Expenses..................................................................................     33

     5.12     Delays or Omissions.......................................................................     33
     5.13     Stockholders' Agreement Terminated..............................
     5.14     Amendment and Termination of Certain Provisions of the Prior Purchase Agreement...........     33
     5.15     Governing Law and Consent to Jurisdiction.................................................     33
     5.16     Further Assurances........................................................................     34

                          IDENIX PHARMACEUTICALS, INC.

                              AMENDED AND RESTATED

                             STOCKHOLDERS' AGREEMENT

            THIS AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "AGREEMENT")
is entered into as of [     ], 2004, by and among IDENIX PHARMACEUTICALS, INC.,
a Delaware corporation (the "COMPANY") and the parties set forth on Exhibit A attached hereto.

                                    RECITALS

            WHEREAS, the Company, Novartis and certain of the Company's stockholders entered into a Stockholders' Agreement, dated as of May 8, 2003 (the "Stockholders' Agreement"), for the purpose of, among other things, to make provision for the grant of registration rights with respect to shares of the Company's Common Stock and other matters relating to the governance of the Company; and;

            WHEREAS, the parties hereto wish to amend and restate in its entirety the Stockholders' Agreement as more fully set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby amend and restate the Stockholders' Agreement to read in its entirety as follows:

                                   SECTION 1

                                   DEFINITIONS

            1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

            "1998 EQUITY INCENTIVE PLAN" shall mean the Idenix Pharmaceuticals, Inc. 1998 Equity Incentive Plan, as amended from time to time.

            "ACQUISITION PROPOSAL" shall mean a bona fide tender, exchange or other offer or proposal by any Person, entity or group (an "OFFEROR") the consummation of which would result in a Change in Control of the Company.

            "ACQUISITION TRANSACTION" shall have the meaning set forth in this
Section 1.1 under "FULLY DILUTED COMMON STOCK DEEMED OUTSTANDING."

            "AFFILIATE" shall mean, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

            "AGREEMENT" shall have the meaning set forth in the first paragraph of this Agreement.

            "ANCILLARY AGREEMENTS" shall have the meaning given such term in the Purchase Agreement.

            "BOARD" shall mean the Company's Board of Directors.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or the Commonwealth of Massachusetts are authorized or required by law or executive order to close.

            "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non voting) of such Person's capital stock (including, without limitation, common stock or preferred stock) and any and all securities, rights, warrants or options exercisable or exchangeable for or convertible into such capital stock (including, without limitation, any rights, restricted stock awards or other stock-based awards issued pursuant to the Company's 2004 Stock Incentive Plan or any other stock compensation or equity incentive plan of the Company).

            "CHANGE IN CONTROL OF THE COMPANY" shall mean (a) a merger, consolidation or other business combination or transaction to which the Company is a party if the stockholders immediately prior to the effective date of such merger, consolidation or other business combination or transaction, as a result of such stock ownership and following such merger, consolidation or other business combination or transaction, own less than 50% of the securities of the surviving entity or the parent of the acquiring company entitled to vote in the election of directors (other than in connection with the transactions contemplated by the Purchase Agreement and the Ancillary Agreements), (b) an acquisition by any Person (other than the Purchasers and/or their respective Affiliates or underwriter or group of underwriters in connection with a firm commitment public offering by the Company) of direct or indirect beneficial ownership of 50% or more of the Voting Stock, (c) a sale of all or substantially all the assets of the Company (other than to the Purchasers and/or their respective Affiliates), (d) a liquidation or dissolution of the Company or (e) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved by the directors then in office at the beginning of such period other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in the preceding clauses) ceasing for any reason to constitute a majority of the Board then in office (other than in connection with the transactions contemplated by the Purchase Agreement and the Ancillary Agreements).

            "COMMISSION" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "COMMON STOCK" means the Common Stock, $.001 par value per share, of the Company and includes any capital stock that the Common Stock may hereafter be recapitalized, reconstituted, substituted or otherwise exchanged for, whether by business combination, operation of law or otherwise.

            "COMPANY" shall have the meaning set forth in the first paragraph of this Agreement and includes any successor (by merger or otherwise) thereto.

            "COMPANY REGISTRATION CUTBACK" shall have the meaning set forth in
Section 2.2(b).

            "CONTINGENT PAYMENTS" shall mean the payments contemplated under Sections 1.2(b) and 1.2(c) of the Purchase Agreement.

            "CONVERTIBLE SECURITIES" shall mean securities that are exercisable for, convertible into or exchangeable for Common Stock. The term includes outstanding options, warrants or other rights (a) to subscribe for or acquire Common Stock or (b) to subscribe for or acquire other securities that are convertible into or exchangeable for Common Stock, in each case, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

            "DEMAND REGISTRATION CUTBACK" shall have the meaning set forth in
Section 2.1(b).

            "DLCA" shall mean the Development, License and Commercialization Agreement, dated as of May 8, 2003, by and among the Company, Idenix (Cayman) Limited and Novartis.

            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor federal statute.

            "FAMILY MEMBER" shall mean, as to any Person, such Person's spouse, child (including a stepchild or an adopted child) or grandchild, or a trust for the exclusive benefit of such Person or of any one or more of such relatives, or a corporation controlled at all times by such Person and beneficially owned by such Person or any one or more of such relatives.

            "FORM S-1" shall have the meaning set forth in Section 2.1(a).

            "FORM S-3" shall have the meaning set forth in Section 2.5(a).

            "FORTY-FIVE DAY PERIOD" shall have the meaning set forth in Section 4.1(b).

            "FULLY DILUTED COMMON STOCK DEEMED OUTSTANDING" shall mean, at any given time, the number of shares of Common Stock outstanding at such time (whether vested or unvested), assuming conversion of all Convertible Securities including, without limitation, all outstanding options (whether vested or unvested), warrants and restricted stock awards. Notwithstanding anything to the contrary contained herein or therein, in determining the percentage ownership of the equity securities of the Company owned by Novartis and its Affiliates for all purposes under this Agreement and the DLCA, Common Stock issued after May 8, 2003 (i) upon exercise of options or upon grants of restricted stock awards or other stock-based awards, in each case issued or granted after May 8, 2003 pursuant to compensation and equity incentive plans (other than shares of Common Stock issued pursuant to options, restricted stock awards or other stock-based awards granted after May 8, 2003 under the 1998 Equity Incentive Plan) or (ii) in connection with the acquisition by the Company of all of the Capital Stock or all or substantially all of the assets of another Person (an "ACQUISITION TRANSACTION"), shall not be included in determining the Fully Diluted Common Stock Deemed Outstanding of the Company.

            "GOVERNMENTAL AUTHORITY" shall mean the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "INDEMNIFIED PARTY" shall have the meaning set forth in Section 2.6(c).

            "INDEMNIFYING PARTY" shall have the meaning set forth in Section 2.6(c).

            "INDEPENDENT DIRECTOR" shall have the meaning ascribed to such term in the marketplace rules of the NASDAQ National Market as of the date of this Agreement.

            "INITIAL SELLERS" shall mean the Persons designated as "Initial Sellers" in the Purchase Agreement, other than Jean-Pierre Sommadossi.

            "INITIATING PREFERENCE HOLDERS" shall have the meaning set forth in
Section 2.1(a).

            "INITIATING PURCHASERS" shall have the meaning set forth in Section 2.1(a).

            "IN-LICENSE SHARES" shall have the meaning set forth in Section 3.2(b).

            "IPO" shall mean a firm commitment, underwritten initial public offering of equity securities of the Company.

            "NEW SHARES" shall mean (a) any Capital Stock, including, without limitation, Convertible Securities, of the Company and (b) adjustments to conversion prices applicable to outstanding Convertible Securities; provided, that any Convertible Securities issued to any director, officer or employee of, or consultant to, the Company pursuant to any compensation or equity incentive plan shall not be deemed to be "New Shares" until such time as such Convertible Security is exercised and the equity security into which it is exercisable has been issued; provided, further, that New Shares shall not include (i) any securities issued in connection with any stock split, reverse stock split, stock dividend or recapitalization of the Company which affects all holders of Common Stock proportionally, (ii) 1,976,588 shares of Common Stock issued upon the exercise of granted options (whether vested or unvested) outstanding as of May 8, 2003, (iii) any securities issued in connection with an Acquisition Transaction, (iv) In-License Shares, (v) Common Stock issuable upon the conversion or exchange of any Convertible Securities (but only to the extent the issuance of such Convertible Securities were treated as New Shares hereunder),
(vi) any shares issued upon exercise of the Series C Warrants and (vii) up to 1,399,106 shares of Common Stock issued upon the exercise of options and other awards reserved for future grants as of May 8, 2003 pursuant to the 1998 Equity Incentive Plan. For the avoidance of doubt, "New Shares" shall include any shares of Common Stock issued upon exercise of any options or grant of restricted stock or other stock-based awards, in each case, granted after May 8, 2003 pursuant to the 1998 Equity Incentive Plan in excess of 1,399,106, whether such options, restricted stock or other stock-based awards were available for grant as a result of the expiration or termination prior to exercise of awards outstanding as of May 8, 2003 or the repurchase of any restricted stock awards outstanding as of May 8, 2003 or otherwise.

            "NOTICE OF PROPOSED ISSUANCE" shall have the meaning set forth in
Section 4.1(a).

            "NOVARTIS" shall mean Novartis Pharma AG.

            "NOVARTIS BIOVENTURES" shall mean Novartis BioVentures Ltd.

            "NOVARTIS DIRECTOR" shall have the meaning set forth in Section 3.1.

            "NOVARTIS PERCENTAGE" shall have the meaning set forth in Section
4.4.

            "OFFERED NEW SHARES" shall have the meaning set forth in Section 4.1(a).

            "OFFEROR" shall have the meaning set forth in this Section 1.1 under "ACQUISITION PROPOSAL."

            "PARTICIPATING HOLDERS" shall mean the Purchasers and the Preference Holders seeking to include Registrable Securities in a registration filed by the Company pursuant to this Agreement.

            "PERSON" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

            "PREFERENCE HOLDERS" shall mean those Persons designated as such on Exhibit B attached hereto under the heading "Preference Holders" and any of their assignees or transferees to the extent they have succeeded to the transferor's or assignor's rights hereunder and/or to the extent that they are required to be bound by the terms and provisions hereof.

            "PRIOR PURCHASE AGREEMENT" shall mean that certain Securities Purchase Agreement, dated as of April 24, 2001, by and between the Company and certain Preference Holders.

            "PRO RATA NEW SHARES" shall have the meaning set forth in Section 4.1(b).

            "PURCHASE AGREEMENT" shall mean the Stock Purchase Agreement, dated as of March 21, 2003, by and among the Company, Novartis and the Company stockholders named therein.

            "PURCHASERS" shall mean Novartis and its Affiliates (other than the Company and its Subsidiaries) and any of their respective assignees or transferees to the extent they have succeeded to the assignor's or transferor's rights hereunder and/or to the extent that they are required to be bound by the terms and provisions hereof, and the term "PURCHASER" shall mean any such Persons individually.

            The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration in the United States effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            "REGISTRABLE SECURITIES" shall mean (a) any shares of Common Stock now or hereafter owned by the Purchasers, however acquired, or acquired by any Purchaser pursuant to the terms and conditions of this Agreement from the Company or another Stockholder, (b) any shares of Common Stock now or hereafter owned by the Preference Holders, (c) any Common Stock issued or issuable in respect of the shares contemplated by clauses (a) and (b) above upon any share split, share dividend, recapitalization, split-up, subdivision or other similar event, and (d) Common Stock issued or issuable in replacement or exchange of any of the securities listed in clauses (a), (b) or (c) above; provided, however, that shares of Common Stock that are Registrable Securities shall cease to be Registrable Securities (i) upon any sale pursuant to an effective registration statement or Rule 144 under the Securities Act, or (ii) upon any Transfer or assignment which does not comply with the requirements of Section 2.9 of this Agreement. Notwithstanding the foregoing, with respect to the following individuals, only such number of shares of Common Stock set forth next to their name shall be considered "Registrable Securities" hereunder: Jean-Pierre Sommadossi ([100,000] shares), Raymond F. Schinazi ([100,000] shares), Bruno Lucidi ([100,000]
shares), David Carder ([50,000] shares) and Robert Murphy ([25,000] shares).

            "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.1, 2.2 and 2.5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for the Purchasers and of one counsel for the Preference Holders, as applicable, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), but not including Selling Expenses.

            "REQUEST FOR REGISTRATION" shall have the meaning set forth in
Section 2.1(a).

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor federal statute.

            "SELLERS" shall have the meaning set forth in the Recitals.

            "SELLING EXPENSES" shall mean all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered by the Participating Holders, as applicable.

            "SERIES C WARRANT" shall mean a warrant to purchase Common Stock issued to Preference Holders pursuant to the Prior Purchase Agreement.

            "STOCKHOLDER" shall mean the Purchasers and the Preference Holders and such Person's assignees or transferees to the extent they have succeeded to the transferor's or assignor's rights hereunder and/or to the extent that they are required to be bound by the terms and provisions hereof.

            "SUBSIDIARIES" (or, individually, a "SUBSIDIARY") shall mean any and all corporations, partnerships, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries.

            "SUPPLY AGREEMENT" shall have the meaning given such term in the Purchase Agreement.

            "STOCKHOLDERS' AGREEMENT" shall have the meaning given to such term in the recitals of this Agreement.

            "TRANSFER" shall mean, with respect to any security of the Company, any transfer, sale, gift, exchange, assignment, pledge, hypothecation, encumbrance or other disposition to any other Person.

            "UNSOLD NEW SHARES" shall have the meaning set forth in Section 4.1(c).

            "VOTING STOCK" shall mean securities of the Company entitled to vote in the election of members of the Board. Notwithstanding anything to the contrary contained herein or therein, in determining the percentage ownership of the equity securities of the Company owned by Novartis and its Affiliates for all purposes under this Agreement and the DLCA, Common Stock issued after May 8, 2003 (i) upon exercise of options or upon grants of restricted stock awards or other stock-based awards, in each case issued or granted after May 8, 2003 pursuant to compensation and equity incentive plans (other than shares of Common Stock issued pursuant to options, restricted stock awards or other stock-based awards granted after May 8, 2003 under the 1998 Equity Incentive Plan) or (ii) in connection with an Acquisition Transaction, shall not be included in determining the total number of shares of Voting Stock outstanding.

            "$" shall mean United States dollars.

                                   SECTION 2

                               REGISTRATION RIGHTS

            2.1   Requested Registration.

                        (a) Registration Upon Demand. If the Company shall receive from (i) holders of a majority of the Registrable Securities held by the Purchasers (the "INITIATING PURCHASERS") or (ii) holders of a majority of the Registrable Securities held by the Preference Holders (the "INITIATING PREFERENCE HOLDERS") a written request (a "REQUEST FOR REGISTRATION") that the Company effect a registration under the Securities Act of Registrable Securities held by the Purchasers, in the case of a request by the Initiating Purchasers, or held by the Preference Holders, in the case of a request by the Initiating Preference Holders, the Company shall:

      (i) Promptly, and in any event within 15 days, give written notice of the proposed registration to all holders of Registrable Securities (other than the Initiating Purchasers or the Initiating Preference Holders in the case of a Request For Registration from such Persons); and

      (ii) Use its reasonable best efforts to effect such registration of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Participating Holder joining in such request as are specified in a written request received by the Company within 15 days after receipt of the notice specified in Section 2.1(a)(i);

      provided, however, that the Company shall not be obligated to take any action in respect of a Request For Registration to effect any such registration pursuant to the provisions of this Section 2.1(a):

            (A) If with respect to a Request For Registration by the Initiating Purchasers, the Company has already effected three such Requests for Registration on behalf of Initiating Purchasers on the Commission's Form S-1 (or any successor form to Form S-1) (a "FORM S-1") pursuant to the provisions of this
                  Section 2.1(a), and such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold;

            (B) If with respect to a Request For Registration by the Preference Holders, the Company has already effected three such Requests For Registration on behalf of Initiating Preference Holders on a Form S-1 pursuant to the provisions of this Section 2.1(a), and such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold;

            (C) If such request would require a registration within (i) 180 days from the effective date of a registration on Form S-1 pertaining to an IPO and (ii) 90 days from the effective date of a registration on Form S-1 pertaining to an underwritten offering of Registrable Securities;

            (D) If the minimum estimated market value of any offering of Registrable Securities pursuant to the provisions of this
                  Section 2.1 is less than $10,000,000; or

            (E) If at the time of any Request For Registration, the Company is engaged in, or has fixed plans to engage in within 30 days of the time of the Request For Registration, a registered public offering, or is engaged in some other activity which, in the good faith determination of the Independent Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such Request For Registration be delayed for a period not in excess of 60 days from the proposed effective date of such registered public offering or, in the case of such other activity, until such time as the opportunity for material detriment shall have ended; provided, however, that in no event shall any delay be longer than 90 days from the date of receipt of the Request For Registration, such right to delay a Request For Registration to be exercised by the Company not more than once in any 12 month period. The Company shall give written notice of its determination to postpone a Request For Registration to the Participating Holders (provided, that the Company shall not be required to disclose, in connection with its obligations under this sentence, any information that could be deemed material non-public information to any Participating Holders) and of the fact that the reason for such postponement no longer exists, in each case, promptly after the occurrence thereof.

      (iii) Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the Request For Registration (but not more than 45 days after receipt of the request for registration pursuant to the provisions of this Section).

      (iv) If as a result of a Demand Registration Cutback the Purchasers are not allowed to include in any such registration at least 50% of their Registrable Securities requested to be registered (whether or not a Purchaser initiated such request), then such registration shall not count as one of the Purchasers' three Requests For Registration. If as a result of a Demand Registration Cutback the Preference Holders are not allowed to include in any such registration at least 50% of their Registrable Securities requested to be registered (whether or not a Preference Holder initiated such request), then such registration shall not count as one of the Preference Holders' three Requests For Registration.

                        (b) Underwriting. At the request of the Initiating Purchasers (with respect to a Request For Registration by the Initiating Purchasers) or the Initiating Preference Holders (with respect to a Request For Registration by the Initiating Preference Holders) the distribution of the Registrable Securities covered by a Request For Registration shall be effected by means of a firm commitment underwriting. The right of any Purchaser and Preference Holder to registration pursuant to Section 2.1 shall be conditioned upon such Person's participation in such underwriting and the inclusion of such Person's Registrable Securities in the underwriting to the extent provided herein. The Company, together with all Participating Holders proposing to distribute their securities through such underwriting, shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting by the Initiating Purchasers (in the case of a Request For Registration by the Initiating Purchasers) or the Initiating Preference Holders (in the case of a Request For Registration by the Initiating Preference Holders) which underwriter(s) shall be reasonably acceptable to the Company; provided, however, that no Participating Holder shall be required to make any representations or warranties concerning the Company or its business, properties, prospects, financial condition or related matters. Notwithstanding any other provision of this Section 2.1, if the managing underwriter(s) advises the Company and the Participating Holders in writing that because the number of shares requested by the Participating Holders to be included in the registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Initiating Purchasers (in the case of a Request For Registration by the Initiating Purchasers) or the Initiating Preference Holders (in the case of a Request For Registration by the Initiating Preference Holders) or that marketing factors require a limitation of the number of shares to be underwritten on behalf of the Participating Holders (the "DEMAND REGISTRATION CUTBACK"), then the Company shall include in such registration, to the extent of the number which the Company is so advised by the managing underwriter(s) can be sold in (or during the time of) such offering without such interference or affect on the price or sale of, first, all Registrable Securities requested to be included by the Participating Holders, pro rata with respect to the number of Registrable Securities requested to be registered, and second, the securities proposed to be sold by the Company for its own account.

            If any Participating Holder disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company (who shall thereafter promptly give notice to the other Participating Holders) and the managing underwriter(s). The Registrable Securities so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by the other holders of Registrable Securities participating in such registration may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to the Participating Holders the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in the final sentence of the immediately preceding paragraph.

            2.2   Company Registration.

                        (a) Notice of Registration to the Stockholders. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule 145 transaction, the Company shall:

      (i)   Promptly give each Stockholder written notice thereof; and

      (ii) Include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within 45 days after receipt of such written notice from the Company by any Stockholder, subject to the Company Registration Cutback.

                        (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Stockholders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event the right of any Stockholder to registration pursuant to the provisions of this Section 2.2 shall be conditioned upon such Stockholder's participation in such underwriting and the inclusion of such Stockholder's Registrable

Securities in the underwriting to the extent provided herein. All Participating Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in the form agreed to by the Company and the managing underwriter selected for such underwriting by the Company; provided, however, that no Participating Holder shall be required to make any representations or warranties concerning the Company or its business, properties, prospects, financial condition or related matters or provide for indemnification or contribution obligations on the part of any Participating Holder greater than the obligations set forth in Section
2.6 hereof. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that the number of shares requested to be included in the registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company or that marketing factors require a limitation of the number of shares to be underwritten on behalf of the Company (the "COMPANY REGISTRATION CUTBACK"), then the Company shall include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering without such effect on the price or sale, first, all securities of the Company proposed to be sold by the Company for its own account, second, the Registrable Securities requested by the Participating Holders, pro rata with respect to the number of Registrable Securities requested to be registered and third, securities of all other security holders participating in such registration pro rata among such holders with respect to the number of securities sought to be registered.

            2.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.1, 2.2 and 2.5, shall, to the extent permitted by applicable law, be borne by the Company. All Selling Expenses (other than the Selling Expenses to be paid by the Company in the preceding sentence) relating to Registrable Securities registered by the Participating Holders, as applicable, shall be borne by such seller(s) holding such Registrable Securities pro rata on the basis of the number of shares so registered. The obligation of the Company to bear the expenses described in herein shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

            2.4 Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company shall keep the Participating Holders advised in writing as to the initiation, qualification, compliance and completion of each registration. The Company shall use its reasonable best efforts to expeditiously as possible:

                        (a) Keep each such registration, qualification or compliance effective and current for a period of not less than 180 days in the case of a registration pursuant to Section 2.1 or 2.5 (provided, that (i) such 180-day period shall be extended for a period of time equal to the period the Participating Holders refrain from selling any securities included in such registration at the request of an underwriter of Registrable Securities, which period shall not exceed 90 days in the aggregate in any 12 month period, and
(ii) in the case of a registration of Registrable Securities on Form S-3 pursuant to Rule 415 of the Securities Act (i.e., a shelf registration) which is intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement effective until the earlier of (i) all such Registrable Securities are sold and (ii) two years from its effective date; provided, however, that Rule 415 of the Securities Act permits an offering on a continuous or delayed basis) or such shorter period to the extent all of the securities covered by such registration statement have been sold and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Participating Holders requesting registration pursuant to Section 2.1 or 2.5, as applicable, set forth in such registration statement;

                        (b) Furnish such number of prospectuses, including preliminary prospectuses, and other documents in conformity with the requirements of the Securities Act as the Participating Holders from time to time may reasonably request;

                        (c) Use its reasonable best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any Participating Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Participating Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Participating Holder;

                        (d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Participating Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; provided, however, that no Participating Holder shall be required to make any representations or warranties concerning the Company or its business, properties, prospects, financial condition or related matters or provide for indemnification or contribution obligations on the part of such Participating Holder greater than the obligations set forth in Section 2.6 hereof;

                        (e) Notify in writing the Participating Holders at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and of any Commission stop orders or other material modifications in connection therewith. In such case, the Company shall promptly prepare a supplement or amendment to such prospectus and furnish the Participating Holders a reasonable number of copies of such supplement to or amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                                    (f)      Cause all such Registrable
Securities covered by such registration statement to be listed on each securities exchange on which the same class of securities issued by the Company is then listed, if the listing of such Registrable Securities is then permitted under the rules and regulations of such exchange or if applicable, as a New York Stock Exchange security or a NASDAQ National Market system security and, if requested by the Participating Holders, cause all such Registrable Securities, if the Company's securities are not already listed or traded, to be listed as a New York Stock Exchange security or as a NASDAQ National Market system security;

                                    (g)      Provide a transfer agent and
registrar for all such Registrable Securities not later than the effective date of such registration statement;

                                    (h)      Enter into such customary
agreements (including underwriting agreements in customary form) and take all such other actions as the Participating Holders or the underwriters, if any, reasonably request to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

                                    (i)      Make available for inspection by
the Participating Holders, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any Participating Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any Participating Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

                                    (j)      Otherwise use its reasonable best
efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                                    (k)      Permit any Participating Holder to
participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Participating Holder and its counsel should be included;

                                    (l)      In the event of the issuance of any
stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;

                                    (m)      Use its reasonable best efforts to
cause such Registrable Securities to be registered with or approved by such other Governmental Authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

                                    (n)      Cause to be delivered, (i) on the
date the registration statement with respect to such Registrable Securities becomes effective (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities to the underwriters to be sold pursuant thereto), a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and to any Participating Holder (that may be deemed to be an underwriter) as the Participating Holder may reasonably request, and (ii) to the underwriters and any Participating Holder that may be deemed to be an underwriter opinions of counsel to the Company in customary form, dated the date the Registrable Securities are delivered to the underwriters, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may reasonably request and addressed to the underwriters and any Participating Holder (that may be deemed to be an underwriter) as such Participating Holder may reasonably request;

                                    (o)      In the event of any underwritten
public offering, cooperate with the Participating Holders, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the Participating Holders or the underwriters in connection therewith, and participate, to the extent reasonably requested by the underwriter for the offering or the Participating Holders, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in "roadshow" meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company;

                                    (p)      Cooperate, to the extent reasonably
requested, with each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers or the New York Stock Exchange, as applicable; and

                                    (q)      Take all other steps reasonably
necessary to effect the registration of the Registrable Securities contemplated hereby.

                  2.5      Registration on Form S-3.

                                    (a)      In addition to the rights set forth
in Sections 2.1 and 2.2, if a Purchaser or a Preference Holder requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) ("FORM S-3") for a public offering of shares of Registrable Securities, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its reasonable best efforts to cause such shares to be registered for the offering as soon as practicable on Form S-3. The procedures and other limitations for effecting the registration of the Registrable Securities on Form S-3, including the procedure used for any underwriting limitation, shall be as set forth in
Section 2.1(b) above; provided, however, that (i) there shall not be any limit on the number of registrations that may be requested by the Participating Holders on Form S-3 and (ii) the Company shall be obligated to effect a registration under this Section 2.5 only if the minimum estimated dollar value of any offering of Registrable Securities pursuant to the provisions of this
Section 2.5 is at least $5,000,000. The Company agrees to take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Stockholders to utilize Form S-3 for the sale of its Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective.

                                    (b)      If the Company receives a
registration request pursuant to Section 2.5(a), the Company shall give written notice of such request to all of the Stockholders (other than the Stockholder who has requested a registration pursuant to Section 2.5(a)) as far in advance as practicable (but not less than 15 Business Days) before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and offer such Stockholders the opportunity to register the number of Registrable Securities as each such Stockholder may request in writing to the Company, given within ten Business Days after their receipt from the Company of written notice of such registration. If requested by the Purchasers or the Preference Holders, in each case, who has initiated the registration pursuant to
Section 2.5(a), such registration shall be pursuant to Rule 415 under the Securities Act. With respect to registration pursuant to Section 2.5(a), the Company shall (i) include in such offering the Registrable Securities of the Participating Holders and (ii) use its reasonable best efforts to cause such registration pursuant to the provisions of this Section 2.5(a) to become and remain effective as soon as practicable, but in any event not later than 60 days after it receives a request therefor.

                  2.6      Indemnification.

                                    (a)      The Company shall indemnify, to the
fullest extent permitted by law, each Participating Holder and each of its officers, directors, general and limited partners, retired general and limited partners, managers, retired managers, members, retired members, shareholders, agents and Affiliates of, and holders of beneficial interests in, such Persons, and each Person controlling any such Persons within the meaning of Section 15 of the Securities Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in the investigation or settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and shall reimburse each such Participating Holder and each of its officers, directors, general and limited partners, retired general and limited partners, managers, retired managers, members, retired members, shareholders, agents and Affiliates of, and holders of beneficial interests in, such Persons, and each Person controlling any such Persons, each such underwriter and each Person who controls any such underwriter, for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company shall not be liable to any Participating Holder or underwriter in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Participating Holder or such underwriter and stated to be specifically for use therein; provided, further, that the indemnity agreement contained in this subsection 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, with respect to an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus or prospectus, the indemnification provided for herein shall not apply to any loss, liability, claim, damage or expense to the extent the same results from the sale of Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus, or in the case of an untrue statement or omission or alleged untrue statement or omission in the prospectus, a copy of the amended prospectus or supplement thereto, if the Company shall have previously furnished sufficient copies thereof, based upon the number of copies requested by the Participating Holder, to the Participating Holder a reasonable time in advance and the claim, loss, damage, liability or expense of such person results from an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in a preliminary prospectus or prospectus that was corrected in the prospectus or amendment or supplement thereto.

                                    (b)      Each Participating Holder shall, if
Registrable Securities held by such Participating Holder are included in the securities as to which such registration is being effected, indemnify, to the fullest extent permitted by law, the Company, each of its officers, directors, controlling shareholders, agents and Affiliates of such Persons, each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company, its officers, directors, controlling shareholders, agents and Affiliates of such Persons, and each Person controlling any such Persons, each such underwriter and each Person who controls any such underwriter, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Participating Holder and stated to be specifically for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Participating Holders and the liability of each such Participating Holder shall be in proportion to and limited to the net amount received by such Participating Holder from the sale of Registrable Securities pursuant to such registration statement; provided, further, that the indemnity agreement contained in this subsection 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Participating Holder, which consent shall not be unreasonably withheld.

                                    (c)      Each party entitled to
indemnification under this Section 2.6 (an "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest (as determined in good faith by the Indemnified Party). The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of any liability it may have to an Indemnified Party (i) otherwise than under this
Section 2.6 or (ii) under this Section 2.6 except to the extent that the Indemnifying Party forfeits substantive rights and defenses by reason of such failure. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                                    (d)      The obligations of the Company and
the Participating Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities under this Agreement or the termination of this Agreement.

                                    (e)      An Indemnifying Party shall make
payments within 30 days upon receiving written confirmation from the Indemnified Party of the nature and amount of the expenses to be indemnified.

                                    (f)      Subject to the final sentence of
this Section 2.6(f), if the indemnification provided for in this Section 2.6 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in this Section 2.6 an amount or additional amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party or parties on the other in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or parties on the one hand or the Indemnified Party or parties on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 2.6(f) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this
Section 2.6. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Any contribution obligation shall be several, not joint and several, among such Indemnifying Parties and the liability of each such Indemnifying Party shall be in proportion to and limited to the net amount received by such Indemnifying Party from the sale of Registrable Securities pursuant to such registration statement.

                                    (g)      The indemnification provided for
under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the Transfer of securities.

                  2.7 Information by the Participating Holders. Each Participating Holder including Registrable Securities in any registration shall furnish to the Company such information regarding such Participating Holder and the distribution proposed by such Participating Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                  2.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of securities of the Company to the public without registration, after such time as a public market exists for the Common Stock, the Company agrees to:

                                    (a)      Make and keep public information
available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public;

                                    (b)      Use its reasonable best efforts to
file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); or

                                    (c)      So long as any Stockholder owns any
Registrable Securities, to furnish to such Stockholder forthwith upon request
(i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company as a Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

                  2.9 Transfer of Registration Rights. The rights to cause the Company to register securities granted to the Stockholders, as applicable, under this Section 2 may be transferred or assigned to a transferee or assignee in connection with the Transfer or assignment of any of the Registrable Securities held by such Stockholder; provided, that (a) such Transfer or assignment may otherwise be effected in accordance with applicable securities laws, (b) the Company is given reasonably prompt written notice of such Transfer or assignment (c) the transferee or assignee of such rights assumes in writing the obligations of such Stockholder under this Section 2 and (d) the transferee or assignee (i) receives at least 50,000 shares of Registrable Securities subject to adjustment for share splits, share dividends or other similar changes in capitalization or (ii) is a Family Member or a general partner, retired general partner, limited partner, retired limited partner, manager, retired manager, member, retired member, or an Affiliate of, or holder of beneficial interests in, the transferor or assignor.

                  2.10 General. Except as otherwise set forth herein, in the event the Company is obligated to effect a registration, the Company, the Purchasers and the Preference Holders shall cause such meetings to be held, votes cast, resolutions passed, by-laws enacted, documents executed and all acts and things done to effect the public offering on customary and usual terms.

                  2.11 Other Registration Rights. The Company shall not grant to any Person any registration rights, except with the written consent of holders of at least 70% of the Registrable Securities held by the Stockholders, so long as any of the registration rights under this Agreement remain in effect; provided, however, that the Company may grant registration rights without such consent so long as such rights could not result in a reduction in the number of securities that the Stockholders (as the case may be) may include in any public offering pursuant to this Agreement or otherwise adversely affect the rights of the Stockholders (as the case may be) under this Agreement.

                  2.12 Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation or shall become a subsidiary of a parent corporation unless the proposed surviving corporation or such parent corporation, as applicable, shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under
Section 2 of this Agreement, and for that purpose references hereunder to "REGISTRABLE SECURITIES" shall be deemed to be references to the securities which the Stockholders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization.

                  2.13 Termination. The rights of each Stockholder and the obligations of the Company pursuant to Sections 2.1, 2.2 and 2.5 shall terminate upon the later of (i) May 8, 2013 and (ii) such time as such Stockholder is, in such Stockholder's reasonable judgment, no longer an Affiliate of the Company and is permitted to resell all Registrable Securities held by such Stockholder pursuant to Rule 144(k) of the Securities Act, provided, that the Company shall continue to be obligated to satisfy any and all of its obligations with respect to any exercise of the rights of the Stockholders pursuant to such Sections prior to such termination and the Stockholders shall be entitled to enforce any such rights at any time.

                                    SECTION 3

                   COVENANTS OF THE COMPANY AND THE PURCHASERS

                  3.1      Company Covenants.

                                    (a)      The Company shall pay the
reasonable out-of-pocket travel, lodging and other related expenses of all non-employee directors incurred in connection with attendance at meetings of the Board or any committee thereof.

                                    (b)      The Company shall at all times
maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts in such amounts and on such terms approved by the Board.

                                    (c)      Subject to Section 3.3(d) hereof,
the Company shall use its reasonable best efforts to authorize or effect, or cause a Subsidiary to authorize or effect, a rolling three-year strategic plan of the Company or such Subsidiary (as applicable).

                                    (d)      Subject to Section 3.3(e) hereof,
in the event the Company fails to authorize or effect, or cause a Subsidiary to authorize or effect, a rolling three-year strategic plan of the Company or such Subsidiary pursuant to Section 3.3(d) hereof, the Company shall authorize or effect, or cause a Subsidiary to authorize or effect, an annual operating plan and budget for the Company or such Subsidiary (as applicable).

                                    (e)      The Company shall use reasonable
best efforts to nominate for election as a director at least one Novartis designee so long as Novartis and its Affiliates own 19.4% or more of the Voting Stock and at least two Novartis designees so long as Novartis and its Affiliates own 35% or more of the Voting Stock (each such designee, a "Novartis Director").

                                    (f)      For so long as any Novartis
Director is a member of the Board, a Novartis Director shall be entitled to be a member of each Board committee, whether such Board committee is existing as of the date of this Agreement or is hereafter formed, so long as permitted under any applicable securities laws or the rules and regulations of any exchange upon which the Common Stock or other equity securities of the Company are listed (provided, that in the event of any such limitation, Novartis shall be entitled to designate one non-voting observer to each committee so affected).

                                    (g)      Subject to the provisions of this
Section 3.1, in the event that any Novartis Director designated hereunder for any reason ceases to serve as a member of the Board or any committee thereof during such Novartis Director's term of office, Novartis shall designate the Person to fill the resulting vacancy on the Board or committee.

                                    (h)      If Novartis wishes to remove at any
time and for any reason (or no reason) any Novartis Director from the Board or a committee thereof, then the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board meetings or stockholders' meetings) so as to remove such director and to replace such director pursuant to this Section 3.1.

                  3.2 Purchaser Covenants. Each Purchaser shall be free to exercise its rights to vote as a stockholder of the Company as it sees fit, except that each Purchaser agrees to consent to and vote with respect to any consent or vote required by the stockholders or Board of the Company (subject to any fiduciary obligations that such directors may have under applicable law to stockholders, constituents, debt holders or other stake holders, in each case, of the Company) in favor of the following specifically enumerated matters:

                                    (a)      After both Contingent Payments have
been made by Novartis, an issuance of a number of shares of Common Stock equal to the product of (x) the quotient obtained by dividing the number of shares of Voting Stock outstanding prior to such issuance by 0.95 and (y) 0.05 in any 24 month period;

                                    (b)      An issuance of a number of shares
of Common Stock equal to the number of shares of Voting Stock outstanding prior to such issuance multiplied by 0.05 in any 24 month period for use in licensing in or acquisition of technology transactions, including without limitation, shares of Common Stock issued pursuant to the License Agreement between UAB Research Foundation and Novirio

Pharmaceuticals, Ltd., dated as of June 20 1998, as thereafter amended (any such shares issued, "IN-LICENSE SHARES"); and

                                    (c)      The issuance of a number of
Convertible Securities (and subsequent issuance of Common Stock upon exercise or conversion thereof) exercisable for shares of Common Stock and the issuance of Common Stock pursuant to restricted stock awards or other stock-based awards, in each case pursuant to stock compensation and equity incentive plans of the Company, in the aggregate, equal to the number of shares of Voting Stock outstanding prior to such issuance multiplied by 0.05 in any 18 month period.]

                  Notwithstanding any other provision herein, (i) Purchaser's obligations under clauses (a), (b) and (c) of this Section 3.2 shall be subject to Purchaser's rights pursuant to Section 4 hereof to purchase New Shares and
(ii) each Purchaser will vote its Voting Stock in a manner to effect the rights of the Preference Holders contained in Section 2.1.

                  3.3 Novartis' Approval Rights. Except as otherwise provided in this Agreement or any of the other Ancillary Agreements, at any time that Novartis and its Affiliates shall own at least 19.4% of the Voting Stock, the Company shall not, without the written consent or vote of Novartis, take any of the following actions:

                                    (a)      Authorize or increase, or permit
any Subsidiary to authorize or increase, the authorized number of shares of, or create or issue additional shares of, or series of, any class or series of, the Company's or any Subsidiary's authorized capital or options, warrants or other rights to acquire any such authorized capital, other than with respect to the Company (i) as set forth in Section 3.2 hereof, (ii) up to 1,976,588 shares of Common Stock issued upon the exercise of granted options (whether vested or unvested) outstanding as of May 8, 2003, (iii) shares of Common Stock issuable upon the conversion or exchange of any Convertible Securities issued in accordance with this Section 3.3(a) (but only to the extent the issuance of such Convertible Securities were treated as New Shares hereunder), (iv) shares of Common Stock, if any, issuable upon exercise of the Series C Warrants and (v) any securities issued in connection with any stock split, reverse stock split, stock dividend or recapitalization of the Company which affects all holders of Common Stock proportionally;

                                    (b)      Authorize or effect, or permit any
Subsidiary to authorize or effect, any change or modification to the structure or composition of the Board or the governing body of such Subsidiary;

                                    (c)      Amend, modify or change, or permit
any Subsidiary to amend, modify or change, the certificate of incorporation or by-laws of the Company or any Subsidiary or, in the case of a foreign Subsidiary, any other similar organizational documents;

                                    (d)      Authorize or effect, or permit any
Subsidiary to authorize or effect, any rolling three-year strategic plan of the Company or such Subsidiary; provided, however, that Novartis will not unreasonably withhold approval of any three-year strategic plan that is consistent with the industry practice of a pharmaceutical company at a substantially comparable stage of maturity as the Company;

                                    (e)      Authorize or effect, or permit any
Subsidiary to authorize or effect, any annual operating plan and budget if there is no approved strategic plan; provided, however, that Novartis will not unreasonably withhold approval of any annual operating plan and budget that is consistent with the industry practice of a pharmaceutical company at a substantially comparable stage of maturity as the Company;

                                    (f)      Authorize or effect, or permit any
Subsidiary to authorize or effect, any variance of total annual expenditure (capital or expense) of more than 20% from the approved three-year strategic plan or annual operating plan and budget, as applicable;

                                    (g)      Authorize or effect, or permit any
Subsidiary to authorize or effect, any decision that would result in a variance in excess of $10,000,000 or 20% (whichever is greater) from the profit or loss target as reflected in the approved strategic plans or annual operating plan and budget, as applicable;

                                    (h)      Authorize or effect, or permit any
Subsidiary to authorize or effect, the acquisition (other than in the ordinary course of business) in any manner, directly or indirectly, of the stock or any assets of any Person by the Company or any Subsidiary which exceeds 10% of the net revenue, net income or net assets of the Company and its Subsidiaries on a consolidated basis;

                                    (i)      Authorize or effect, or permit any
Subsidiary to authorize or effect, the sale, lease, license, abandonment or other disposition (other than in the ordinary course of business) of any assets or business of the Company or any Subsidiary which exceeds 10% of the net revenue, net income or net assets of the Company other than any sale, lease, license or other disposition to a third party of the rights of the Company relating solely to an HCV Product (as defined in the DLCA) meeting the following conditions: (x) anywhere in the world, in the event Novartis has failed to exercise the Novartis HCV Option (as defined in the DLCA) in accordance with
Section 3.2(a) thereof, provided, that the Company has provided the Commencement Notice (as defined in the DLCA) in accordance with Section 3.2(a) thereof, (y) anywhere in the world, in the event the DLCA has been terminated in its entirety
(1) by Novartis pursuant to Section 12.4 thereof prior to the payment by Novartis of a Contingent Payment, or (2) by the Company pursuant to Section 12.3 thereof, or (z) in such jurisdictions as to which the DLCA has been terminated, in the event the DLCA has been terminated with respect to such HCV Product in such jurisdictions (1) pursuant to Section 12.4 thereof prior to the payment by Novartis of a Contingent Payment or (2) by the Company pursuant to Section 12.3 thereof;

                                    (j)      Incur, create, assume, become or be
liable for, or permit any Subsidiary to incur, create, assume, become or be liable for, directly, indirectly or contingently, in any manner with respect to, or permit to exist, any indebtedness or liability for borrowed money, including, without limitation, indebtedness under guarantees, letters of credit or capital leases or the like, in excess of $2,000,000 in the aggregate; provided, however, that the Company shall be permitted to incur, create, assume, become or be liable for such indebtedness if (i) the Company credit rating is BBB or better with Standard & Poor's Rating Group (or the equivalent rating at Moody's Investor Service, Inc. or other nationally recognized statistical rating organization) at the time of such issuance and after giving effect thereto or
(ii) the aggregate amount of the Company's indebtedness after such issuance does not exceed 80% of the aggregate amount of the Company's accounts receivable, inventory and net property, plant and equipment as set forth on the most recent quarterly balance sheet reviewed by the Board; provided, further, that no material term of any such indebtedness shall be modified or amended in any material respect, nor shall payment thereof be extended, without the written consent of Novartis if any such modification or amendment would cause the Company not to be in compliance with the foregoing;

                                    (k)      Authorize or effect, or permit any
Subsidiary to authorize or effect, any material change in the nature of the Company's or any Subsidiary's business conducted on May 8, 2003 or enter into a new line of business;

                                    (l)      Authorize or effect, or permit any
Subsidiary to authorize or effect, any Change in Control of the Company; and

                                    (m)      Authorize or effect, or permit any
Subsidiary to authorize or effect, the dissolution of the Company or any Subsidiary; adopt a plan of liquidation of the Company or any Subsidiary; any action by the Company or any Subsidiary to commence any case or other action under applicable bankruptcy, insolvency, reorganization or liquidation laws as now or hereafter in effect or any successor thereto, seek the appointment of a trustee, custodian, receiver or similar official for the Company or any Subsidiary, or make a general assignment for the benefit of creditors.

                  3.4 Standstill. Subject to the ability of the Purchasers and their Affiliates to purchase Capital Stock of the Company pursuant to
Section 4 of this Agreement, unless approved or requested by a majority of the Independent Directors, none of the Purchasers nor any of their Affiliates shall, directly or indirectly, acquire, seek to acquire, propose to acquire, or influence members of the Board or other stockholders of the Company to propose such Person's direct or indirect acquisition or beneficial ownership of any additional shares of Voting Stock or rights to acquire additional shares of Voting Stock, including, without limitation, any Convertible Securities; provided, however, that notwithstanding the provisions of this Section 3.4, if the number of shares constituting Voting Stock is reduced or if the aggregate ownership of a Purchaser and its Affiliates is increased as a result of a recapitalization of the Company or as a result of any other action taken by the Company, neither such Purchaser nor its Affiliates shall be required to dispose of any of its holdings of Voting Stock even though such action may result in an increase in the number of shares of Voting Stock owned by such Purchaser and its Affiliates. The restrictions contained in this Section 3.4 shall terminate upon the earliest to occur of: (i) the termination of this Agreement; (ii) the termination of the DLCA in whole pursuant to Sections 12.3 and 12.4 thereof; provided, that such termination was not a result of Novartis's material breach thereunder, (iii) the mutual written agreement of Novartis and the Company, including a majority of the Independent Directors; (iv) Purchasers and their Affiliates owning more than 90% of the Voting Stock; provided, however, that such Voting Stock was not acquired in violation of the terms of this Agreement; (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved by the directors then in office at the beginning of such period, other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clauses (a),
(b), (c) or (d) in the definition of Change in Control of the Company) ceasing for any reason to constitute a majority of the Board then in office (other than in connection with the transactions contemplated by the Purchase Agreement and the Ancillary Agreements); (vi) receipt by the Company or the Board of an unsolicited Acquisition Proposal or the public announcement by an Offeror of an unsolicited Acquisition Proposal; (vii) the acquisition by an Offeror of beneficial ownership of more than 20% of the voting power represented by all Voting Stock (other than acquisitions by the Stockholders); or (viii) May 8, 2008. Nothing contained in this Section 3.4 shall prohibit Purchasers from (i) seeking the approval of the Independent Directors for a waiver of the prohibitions contained in this Section 3.4 for any acquisition of Voting Stock or (ii) acquiring an amount of Voting Stock from holders of Voting Stock (whether in open market transactions, private transactions or otherwise) or the Company, from time to time, such that the amount of Voting Stock to be acquired by such Purchaser plus the Voting Stock owned by Purchasers and their Affiliates does not exceed 51% of the Fully Diluted Common Stock Deemed Outstanding (which shall not include any Voting Stock owned by Novartis BioVentures as of May 8, 2003 for purposes of this Section 3.4 only). The parties hereto expressly acknowledge and agree that this Section 3.4 is not violated as a result of the issuance of shares of Common Stock to Novartis pursuant to the Concurrent Private Placement Stock Purchase Agreement dated [ ], 2004, by and between Novartis and the Company, entered into pursuant to Section 4.7(d) of the Stockholders' Agreement. The parties hereto further expressly acknowledge and agree that the issuance of shares of Common Stock to Novartis pursuant to the Par Value Stock Purchase Agreement, dated as of [____], 2004, by and between the Company and Novartis is duly approved by a majority of the Independent Directors (as defined in the Stockholders' Agreement) and is not in violation of this
Section 3.4.

                                    SECTION 4

                            STOCK SUBSCRIPTION RIGHTS

                  4.1 Right to Purchase. The Company shall only issue New Shares in accordance with the following terms:

                                    (a)      In the event the Company desires to
issue any New Shares (other than with respect to Convertible Securities or restricted stock awards or other stock-based awards issued to any director, officer or employee of, or consultant to, the Company pursuant to any compensation or equity incentive plan, which shall be governed by Section 4.4 below), it shall first deliver to Novartis a written notice (the "NOTICE OF PROPOSED ISSUANCE") specifying the purpose of the issuance, the identity of the proposed purchaser and the type and total number of such New Shares which the Company then desires to issue (the "OFFERED NEW SHARES"), all of the terms, including the price, upon which the Company proposes to issue the Offered New Shares, and stating that Novartis shall have the right to purchase the Offered New Shares in the manner specified in this Section 4.1 at the price and in accordance with the terms and provisions specified in such Notice of Proposed Issuance.

                                    (b)      During the 45 consecutive day
period commencing on the date the Notice of Proposed Issuance is delivered to Novartis (the "FORTY-FIVE DAY PERIOD"), Novartis shall have the option to purchase its pro rata portion of the Offered New Shares (which shall be a fraction of the Offered New Shares determined by dividing the number of shares of Voting Stock owned by Novartis (which shall include the shares of Voting Stock owned by Affiliates (other than Novartis BioVentures) in the case of Novartis) by the total number of shares of Voting Stock outstanding (such pro rata portion of Offered New Shares, the "PRO RATA NEW SHARES")) at the price and terms specified in the Notice of Proposed Issuance; provided, however, that for purposes of this Section 4.1(b) only, the number of shares of Voting Stock deemed to be owned by Novartis and its Affiliates shall also include the number of (i) New Shares accrued, and not yet offered in connection with Novartis's subscription rights pursuant to Section 4.4 and (ii) if offered to Novartis, Offered New Shares for which Novartis's option to purchase its Pro Rata New Shares has not expired or been exercised pursuant to Section 4.4. If Novartis elects to purchase some or all of the Pro Rata New Shares it must give written notice of its election to the Company during such Forty-Five Day Period.

                                    (c)      If less than all of the New Shares
have been purchased by Novartis pursuant to paragraphs (a) - (b) hereof (such amount not so purchased by Novartis, the "UNSOLD NEW SHARES"), then the Company shall have the right until the expiration of 90 consecutive days commencing on the first day immediately following the expiration of the Forty-Five Day Period, to issue such Unsold New Shares at not less than, and on terms no more favorable than those offered to Novartis, the price and such other terms as are specified in the Notice of Proposed Issuance. If for any reason such Unsold New Shares are not issued within such period and at such price and on such terms, the right to issue in accordance with the Notice of Proposed Issuance shall expire and the provisions of this Agreement shall continue to be applicable to the Unsold New Shares.

                                    (d)      The Company shall set the time and
date for the closing of the purchase of the Pro Rata New Shares, which closing shall not be more than 90 days after the first day immediately following the expiration of the Forty-Five Day

Period and which shall take place at the U.S. headquarters of the Company.

                  4.2 Price. The purchase price for the Pro Rata New Shares shall be paid on the date of closing in cash, by certified check or by wire transfer of immediately available funds to a bank account designated in advance by the Company.

                  4.3 Closing. At the closing, Novartis shall deliver the consideration required by Section 4.2 above and the Company shall deliver certificates representing the Pro Rata New Shares.

                  4.4 Securities Issued as Equity Incentives. The Company shall deliver to Novartis a report within ten days after the end of each calendar quarter notifying Novartis of the number of New Shares issued pursuant to exercised Convertible Securities or issued as restricted stock awards or other stock-based awards, in each case, to any director, officer or employee of, or consultant to, the Company pursuant to stock compensation and equity incentive plans of the Company (for which Novartis would have subscription rights) during such calendar quarter. For purposes of Section 4.1 above, the date such report is delivered to Novartis shall be deemed the Notice of Proposed Issuance and Sections 4.1(b) and (d) shall apply; provided that, for this purpose, in lieu of an option to purchase its pro rata portion of the Offered New Shares issued to any director, officer, employee or consultant (all of such Offered New Shares shall be issued to such director, officer, employee or consultant and not Novartis), Novartis shall have the option to purchase from the Company such number of shares of the type issued to the director, officer, employee or consultant as is equal to the result obtained by dividing (a) the result obtained by multiplying (i) the Novartis Percentage (as defined below) by
(ii) the number of Offered New Shares issued to the director, officer, employee or consultant by (b) the result obtained by subtracting (i) the Novartis Percentage from (ii) one, and such shares shall be deemed the "PRO RATA NEW SHARES." "NOVARTIS PERCENTAGE" means the result obtained by dividing (a) the number of shares of Voting Stock owned by Novartis (which shall include the shares of Voting Stock owned by Affiliates (other than Novartis BioVentures)) immediately prior to such issuance by (b) the total number of shares of Voting Stock outstanding immediately prior to such issuance. Notwithstanding anything to the contrary contained herein, Offered New Shares, Convertible Securities, restricted stock awards or other stock-based awards issued to any director, officer or employee of, or consultant to, the Company pursuant to stock compensation and equity incentive plans of the Company which are issued without a purchase price payable in cash by the recipient shall be offered to Novartis at a purchase price equal to the par value of the shares pursuant to this
Section 4.4.

                  4.5 Novartis's Special Subscription Rights. (a) (a) In connection with any issuance of (i) In-License Shares or (ii) Common Stock upon the exercise of the Series C Warrant, Novartis shall have the right to subscribe for such number of additional shares of Common Stock, at a purchase price per share equal to the par value for such shares of Common Stock, as is equal to the result obtained by dividing (x) the result obtained by multiplying (A) the Novartis Percentage by (B) the number of shares of Common Stock issued pursuant to clause (i) or (ii) above by (y) the result obtained by subtracting (A) the Novartis Percentage from (B) one. The rights of Novartis pursuant to the provisions of this Section 4.5 shall terminate upon the earlier of (a) Novartis becoming obligated to make both of the Contingent Payments and (b) Novartis and its Affiliates no longer owning at least 19.4% of the Voting Stock.

                                    (b)      The rights of Novartis under this
Section 4.5 shall not be transferable or assignable other than to an Affiliate of Novartis.

                                    SECTION 5

                                  MISCELLANEOUS

                  5.1 Survival. All covenants, agreements, representations and warranties made herein or in any other document referred to herein or delivered to any party pursuant hereto shall be deemed to have been relied on by each such party, notwithstanding any investigation made by such party or on its behalf.

                  5.2      Amendments and Waivers.

                                    (a)      Without limitation to any other
consent that may be required pursuant to this Agreement, the rights and obligations of the Company, the Purchasers and the Preference Holders under this Agreement may not be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), modified, supplemented or amended without the written consent of (a) the Company, (b) the holders of a majority of the Voting Stock held by the Purchasers and (c) holders of 66-2/3% of the Voting Stock held by the Preference Holders (excluding Affiliates of Novartis); provided, however, that if any such waiver, modification, supplement, amendment, consent or departure would adversely affect the rights, preferences or privileges of any Preference Holder disproportionately with respect to the rights, preferences and privileges of the other Preference Holders, such Preference Holder's consent in writing shall be required. Upon the effectuation of each such waiver, modification, supplement, amendment, consent or departure, the Company shall promptly give written notice thereof to the Purchasers and Preference Holders who have not previously consented thereto in writing.

                                    (b)      Unless otherwise specified herein,
any consent of the Purchasers shall mean the consent of the holders of a majority of the Voting Stock held by all of the Purchasers.

                                    (c)      Unless otherwise specified herein,
any consent of the Preference Holders shall mean the consent of the holders of a majority of the Voting Stock held by all of the Preference Holders.

                                    (d)      From and after the date hereof
until the earlier to occur of (i) Novartis' failure to exercise the Novartis HCV Option in accordance with Section 3.2(a) of the DLCA, (ii) immediately after the termination of the DLCA in its entirety or with respect to the HCV Product throughout the Territory (as defined in the DLCA) and (iii) payment of both Contingent Payments, the Company shall promptly provide to each of the Initial Sellers (as defined in the Purchase Agreement), in writing, copies of any waiver, modification, supplement, termination or amendment to the DLCA and/or the Supply Agreement.

                  (e) To the extent not otherwise disclosed publicly, from and after the date hereof the Initial Sellers hereby agree not to disclose to any Person (other than their respective Affiliates, attorneys, accountants, employees, officers, directors, members, retired members, managers, retired managers, partners, retired partners and other representatives and beneficial holders thereof who agree to maintain the confidentiality of such information) the existence or terms of, or any information obtained in connection with, the information delivered by the Company pursuant to Section 5.2(d) without the prior written consent of Novartis, except (i) as may, in the reasonable opinion of such party's counsel, be required by law or (ii) as may be required by any Governmental Authority (in which events the disclosing party shall first consult with the Company and Novartis with respect to such disclosure to the extent permissible and practicable). If any Initial Seller is required to provide a copy of any such information or any related document to any third party (other than their respective Affiliates, attorneys, accountants, employees, officers, directors, members, retired members, managers, retired managers, partners, retired partners and other representatives and beneficial holders thereof), the Initial Seller shall ensure that such document is redacted, in consultation with the Company and Novartis, to the extent practicable and permitted by law, to eliminate all confidential information. The Company and Novartis shall have the right to review and approve each such document prior to its submission to any such third party; provided however, that such approval shall not be unreasonably withheld or delayed. A period of ten Business Days will be provided for such review unless not permitted by law, in which case the maximum period allowable shall be provided.

            5.3 Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns, heirs, executors and administrators of the parties.

            5.4 Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto; provided, however, that this Agreement is not intended to supersede the Purchase Agreement or the other Ancillary Agreements between the Company, Novartis and the other Persons named therein.

            5.5 Notices. All notices, requests, consents and other communications hereunder to any party shall be given in writing or upon receipt of a telecopy (with confirmation of such telecopy being received) and addressed or telecopied to the party to be notified at the address or telecopier number indicated for such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressees to the addressor listing all parties and shall be deemed effectively given upon personal delivery to the party to be notified or seven Business Days after being duly sent by first class registered or certified mail, postage prepaid, or the following Business Day after being sent by overnight courier or when receipt is mechanically acknowledged, if telecopied:

To the Purchasers:      Novartis Pharma AG
                        Lichtstrasse 35
                        CH-4002 Basel
                        Switzerland
                        Attention: Chief Executive Officer
                        Facsimile: 41-61-324-6677

With a copy (which      Novartis Pharma AG
shall not constitute    Lichtstrasse 35
notice) to:             CH-4002 Basel
                        Switzerland
                        Attention: General Counsel
                        Facsimile: 41-61-324-6677

With a copy (which      Novartis Corporation
shall not constitute    608 Fifth Avenue
notice) to:             New York, New York 10020
                        Attention: General Counsel
                        Facsimile: (212) 830-2416

With a copy (which      Dewey Ballantine LLP
shall not constitute    1301 Avenue of the Americas
notice) to:             New York, New York 10019
                        Attention: Morton A. Pierce, Esq.
                        Facsimile: (212) 259-6333

To the Company:         Idenix Pharmaceuticals, Inc.
                        60 Hampshire Street
                        Cambridge, Massachusetts 02139
                        Attention: Chief Executive Officer
                        Facsimile: (617) 995-9801

With a copy (which      Idenix Pharmaceuticals, Inc.
shall not constitute    60 Hampshire Street
notice) to:             Cambridge, Massachusetts 02139
                        Attention: General Counsel.
                        Facsimile: (617) 995-9801

With a copy (which      Hale and Dorr LLP
shall not constitute    60 State Street
notice) to:             Boston, Massachusetts 02109
                        Attention: Susan W. Murley, Esq.
                        Facsimile: (617) 526-5000

To the Preference       See Exhibit A attached hereto.
Holders:

            5.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law in any jurisdiction, such provision shall be ineffective, as to such jurisdiction, and the balance of this Agreement shall be interpreted as if such provision were so excluded, without invalidating the remaining provisions of this Agreement; provided, however, that any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            5.7 Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party. Stockholders may become parties hereto by execution and attachment hereto of either an original or photocopy of the Stockholder Signature Page attached hereto as Exhibit A.

            5.8 Titles and Subtitles. The descriptive headings of sections and paragraphs of this Agreement are used for convenience only and do not constitute a part of, and are not to be considered in construing or interpreting, this Agreement.

            5.9 Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

            5.10 Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions in this Agreement were not performed fully by the parties in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

            5.11 Expenses. Each party to this Agreement shall pay its own costs, fees and expenses incidental to the preparation of this Agreement and the consummation of the transactions contemplated hereby.

            5.12 Delays or Omissions(a) It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any permit or consent of any kind or character on any parties part of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

            5.13 Amendment and Termination of Certain Provisions of the Prior Purchase Agreement(a) . The Preference Holders and Other Holders and the Company hereby agree pursuant to Article XIII of the Prior Purchase Agreement that by their execution of this Agreement, the Preference Holders and Other Holders (which constitute Supermajority Purchasers (as defined therein)) and the Company hereby provide their written consent to amend the Prior Purchase Agreement to terminate Articles VII and VIII of the Prior Purchase Agreement, such amendment to be effective on the Closing Date.

            5.14 Governing Law and Consent to Jurisdiction.This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to the conflict of law principles thereof). Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof shall be brought and determined in the United States District Court for the Southern District of New York or if such legal action or proceeding may not be brought in such court for jurisdictional purposes, in the Supreme Court of New York. Each of the parties hereby (x) irrevocably submits with regard to any such action or proceeding to the exclusive personal jurisdiction of the aforesaid courts in the event any dispute arises out of this Agreement or any transaction contemplated hereby and waives the defense of sovereign immunity, (y) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court or that such action is brought in an inconvenient forum and (z) agrees that it shall not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than any New York state or federal court sitting in New York, New York.

            5.15 Further Assurances. Each party shall take such further actions as may be reasonably necessary or reasonably requested by any other party in order to effectuate the intent of this Agreement and to provide such other party with the intended benefits of this Agreement.

                [Remainder of this page intentionally left blank]

            This Stockholders' Agreement is hereby executed as of the date first above written.

                                IDENIX PHARMACEUTICALS, INC.

                                By: _____________________________________
                                    Name:  Jean-Pierre Sommadossi
                                    Title: President and Chief Executive Officer

                                [Stockholder Signature Pages Attached Hereto]

                                                                       Exhibit A

PURCHASERS:

NOVARTIS PHARMA AG

NOVARTIS BIOVENTURES LTD.

PREFERENCE HOLDERS:

Adroit Private Equity (Offshore) Ltd.
P.O. Box 847 GT
Grand Cayman
Cayman Islands

Bank America Investment Corporation
c/o Bank of America Securities LLC
600 Montgomery Street
San Francisco, California 94111

BB BioVentures L.P.
111 Huntington Avenue, 31st Floor
Boston, Massachusetts 02199

Biomedical Sciences Investment Fund Pte Ltd.
250 North Bridge Road
27-04 Raffles City Tower
Singapore 179101

Carder, David
4208 Antietan Drive
Birmingham, Alabama 35213

Cloppenburg Automobil AG
12 Chamissostr.
40237 Dusseldorf
Germany

Cloppenburg Immobil AG
12 Chamissostr.
40237 Dusseldorf
Germany

Credit Suisse First Boston Equity Partners
(Bermuda), L.P.
11 Madison Avenue
New York, New York 10010

Credit Suisse First Boston Equity Partners, L.P.
11 Madison Avenue
New York, New York 10010

Credit Suisse First Boston U.S. Executive Advisors, L.P.
11 Madison Avenue
New York, New York 10010

EMA Partners Fund 2000, L.P.
11 Madison Avenue
New York, New York 10010

EMA Private Equity Fund 2000, L.P.
11 Madison Avenue
New York, New York 10010

Flammang, Robert
7 Rue Suffern-Reymond
Monaco 908000

Hanseatic Americas LDC
450 Park Avenue, Suite 2302
New York, New York 10022

KB Lux Venture Capital Fund-Biotechnology
43 Boulevard Royal
L-2955 Luxembourg R.C.
Luxembourg

Lucidi, Bruno
Avenue D'Orbaix, 9
1180 Bruxelles
Belgium

Merz, Peter
Bellerivestrasse 201
CH - 8034 Zurich
Switzerland

MPM Asset Management Investors 1998 LLC
111 Huntington Avenue, 31st Floor
Boston, Massachusetts 02199

MPM BioVentures Parallel Fund, L.P.
111 Huntington Avenue, 31st Floor

Boston, Massachusetts 02199

Murphy, Robert
2202 North Cleveland Street
Chicago, Illinois 60614

Nomura International plc
Nomura House
1 Street Martin's-le-Grand
London ECIA 4NP
United Kingdom

Schinazi, Raymond F.
2881 Peachtree Road, NE, Apt. 2704
Atlanta, Georgia 30305

Sommadossi, Jean-Pierre
125 Cambridge Park Drive
Cambridge, Massachusetts 02140

Swan Private Equity Verwaltungs GmbH
Hochstrasse 12
47877 Willich
Germany

TVM Medical Ventures Gmbh & Co. KG
Maximilianstr. 35C
80539 Munich
Germany

TVM V Life Science Ventures GmbH & Co. KG
Maximilianstr. 35C
80539 Munich
Germany

Exhibit B

                           Stockholder Signature Page

      The undersigned as an owner or holder of record of shares of Common Stock, $0.001 par value per share, of Idenix Pharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby joins in, becomes party to and agrees to be bound by, the terms and conditions of that certain Amended and Restated Stockholders' Agreement, dated as of _______, 2004 (the "Agreement"), by and among the Company and the stockholders named therein.

      The undersigned hereby authorizes the Company to (i) complete this Stockholder Signature Page by filling in the date of the Agreement and (ii) attaching this Stockholder Signature Page (or a photocopy hereof, which shall be valid for all purposes) to the Agreement, or counterparts thereof, as may be applicable to the undersigned.

                                ______________________________________________
                                Print name of Stockholder

                                ______________________________________________
                                Signature if Stockholder is an individual

                                By:___________________________________________
                                         Signature if Stockholder is an entity

                                Title:________________________________
                                         Print title of person signing if
                                         Stockholder is an entity